UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2009

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 1, 2009, Auxilium Pharmaceuticals, Inc. (“Auxilium”) issued a press release announcing the closing of its previously announced public offering of 3,000,000 shares of Auxilium common stock. Prior to the closing of the offering, Jefferies & Company, Inc., acting as the sole book-running manager of the offering, exercised in full its over-allotment option to purchase an additional 450,000 shares of Auxilium common stock. The exercise of this option increased the size of the offering to an aggregate of 3,450,000 shares of Auxilium common stock.

A copy of Auxilium’s press release announcing the closing of the offering is being furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On September 30, 2009, Auxilium consummated the closing of its previously announced public offering of 3,000,000 shares of Auxilium common stock. Prior to the closing of the offering, Jefferies & Company, Inc., acting as the sole book-running manager of the offering, exercised in full its over-allotment option to purchase an additional 450,000 shares of Auxilium common stock. The exercise of this option increased the size of the offering to an aggregate of 3,450,000 shares of Auxilium common stock. Auxilium received proceeds, net of offering expenses and underwriting discounts and commissions, of approximately $115.7 million from the offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of Auxilium Pharmaceuticals, Inc. dated October 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 1, 2009	By:	/S/ JENNIFER EVANS STACEY
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release of Auxilium Pharmaceuticals, Inc. dated October 1, 2009.